EX-99.(14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Franklin Templeton ETF Trust of our report dated May 28, 2026, relating to the financial statements and financial highlights of Franklin U.S. Large Cap Multifactor Index ETF, which appears in Franklin Templeton ETF Trust's Certified Shareholder Report on Form N-CSR for the year ended March 31, 2026, and of our report dated September 18, 2026, relating to the financial statements and financial highlights of Franklin U.S. Core Equity (IU) Fund, Franklin Emerging Market Core Equity (IU) Fund and Franklin International Core Equity (IU) Fund, which appears in Franklin Fund Allocator Series’ Certified Shareholder Report on Form N-CSR for the year ended July 31, 2026. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, CA
October 30, 2026